UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007 (March 22, 2007)

KMG America Corporation

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-32377	20-1377270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12600 Whitewater Drive, Suite 150
Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement.

On March 22, 2007, KMG America Corporation, a Virginia corporation (the “Company”), completed the issuance and sale in a private placement of $35,000,000 in aggregate principal amount of trust preferred securities (the “Trust Preferred Securities”) issued by the Company’s newly-formed subsidiary, KMG Capital Statutory Trust I, a Delaware statutory trust (the “Trust”). The Trust Preferred Securities will mature on March 15, 2037, may be called at par by the Company any time after March 15, 2012, and require quarterly distributions of interest by the Trust to the holder of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed interest rate equal to 8.02% per annum through March 15, 2012, and then will be payable at a floating interest rate equal to the 3-month London Interbank Offered Rate (“LIBOR”) plus 310 basis points per annum. The Trust simultaneously issued one of the Trust’s common securities (the “Common Securities”) to the Company for a purchase price of $1,083,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $36,083,000 in aggregate principal amount of unsecured junior subordinated deferrable interest debt securities due March 15, 2037, issued by the Company (the “Junior Subordinated Debt”). The net proceeds to the Company from the sale of the Junior Subordinated Debt to the Trust will be used by the Company for general corporate purposes.

The Junior Subordinated Debt were issued pursuant to an Indenture, dated March 22, 2007 (the “Indenture”), between the Company, as issuer, Wilmington Trust Company, as trustee, and the administrators named therein. The terms of the Junior Subordinated Debt are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Debt paid by the Company will be used by the Trust to pay the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Debt (and thus a like amount of the Trust Preferred Securities) on or after March 15, 2012. If the Company redeems any amount of the Junior Subordinated Debt, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Declaration of Trust, dated March 22, 2007 (the “Trust Agreement”), among the Company, as sponsor, Wilmington Trust Company, as institutional trustee and Delaware trustee, the administrators named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust.

Under the terms of the Trust Preferred Securities, an event of default generally occurs upon:

•	non-payment of interest on the Junior Subordinated Debt when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the principal of, or any premium on, the Junior Subordinated Debt at their maturity;

•	the Company’s failure to comply with its covenants or certain other provisions of the Indenture, which failure continues for a period of 60 days after the Company receives notice of such failure;

•	non-payment of any distribution on the Trust Preferred Securities when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the redemption price of any Trust Preferred Security when it becomes due and payable;

•

the trustee’s failure to comply in any material respect with any covenants or certain other provisions of the Trust Agreement, which failure continues for a period of 60 days after the trustee and the Company receive notice of such failure; or

•	the bankruptcy or liquidation of the Company or of the Trust.

In connection with the offering of the Trust Preferred Securities, the Company entered into a Guarantee Agreement with Wilmington Trust Company, as guarantee trustee, dated March 22, 2007 (the “Guarantee Agreement”), for the purpose of guaranteeing the payment, after the expiration of any grace or cure period, of any amounts to be paid by the Trust under the terms of the Trust Preferred Securities. The obligations of the Company under the Guarantee Agreement constitute unsecured obligations of the Company and rank subordinate and junior to all senior debt of the Company. The Guarantee Agreement shall terminate upon the full payment of the redemption price for the Trust Preferred Securities or full payment of the Junior Subordinated Debt upon liquidation of the Trust.

The offering of the Trust Preferred Securities was conducted pursuant to a Placement Agreement, dated as of March 15, 2007, among the Company, the Trust and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc., as placement agents.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Trust Agreement, the Guarantee Agreement and the Placement Agreement, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits. Exhibits 4.1, 4.2, 10.1 and 10.2 are being filed and Exhibit 99.1 is being furnished with this Current Report on Form 8-K.

4.1	Indenture between KMG America Corporation and Wilmington Trust Company, as indenture trustee, dated March 22, 2007.
4.2

Amended and Restated Declaration of Trust among KMG America Corporation and Wilmington Trust Company, as institutional trustee and Delaware trustee, and the administrators named therein, dated March 22, 2007.

10.1	Guarantee Agreement between KMG America Corporation and Wilmington Trust Company, as guarantee trustee, dated March 22, 2007.
10.2	Placement Agreement among KMG America Corporation, KMG Capital Statutory Trust I, FTN Financial Capital Markets and Keefe, Buyette & Woods, Inc., dated March 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KMG AMERICA CORPORATION

(Registrant)

Date: March 23, 2007	By: /s/ James E. Nelson
James E. Nelson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
4.1	Indenture between KMG America Corporation and Wilmington Trust Company, as indenture trustee, dated March 22, 2007.
4.2

Amended and Restated Declaration of Trust among KMG America Corporation and Wilmington Trust Company, as institutional trustee and Delaware trustee, and the administrators named therein, dated March 22, 2007.

10.1	Guarantee Agreement between KMG America Corporation and Wilmington Trust Company, as guarantee trustee, dated March 22, 2007.
10.2	Placement Agreement among KMG America Corporation, KMG Capital Statutory Trust I, FTN Financial Capital Markets and Keefe, Buyette & Woods, Inc., dated March 22, 2007.